Exhibit 10.8

Amendment No. 1

to the

Change of Control Agreement By and Between Beverly Bank, Beverly Financial, Inc.

and

Stephen J. Britton

The Change of Control Agreement by and between Beverly Cooperative Bank and Stephen J. Britton, effective April 18, 2013 (the “Change of Control Agreement”), is hereby amended as follows:

1.	For purposes of clarification and to add Beverly Financial, Inc. as a party to the Change of Control Agreement, the first paragraph of the Change of Control Agreement is hereby amended and restated as follows contingent upon the Conversion:

“This CHANGE OF CONTROL AGREEMENT (“Agreement”) is made effective as of April 18, 2013 by and between BEVERLY BANK, a Massachusetts co-operative bank having its executive offices at 254 Cabot Street, Beverly, Massachusetts 01915 (“Bank”), BEVERLY FINANCIAL, INC. (“Company”) and STEPHEN J. BRITTON (“Executive”).”

2.	Section 8A (Guaranty) is added to the Change of Control Agreement, contingent upon and effective as of the date of the Conversion:

“Section 8A. Guaranty.

Contingent upon and effective as of the date of the Conversion, Beverly Financial, Inc. hereby agrees to guarantee the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement. For the purpose of this Section 8A, “Conversion” shall mean the reorganization of Beverly Financial, MHC from a mutual holding company to Beverly Financial, Inc., a stock holding company form of organization.”

IN WITNESS WHEREOF, the Bank and the Company have caused this Amendment No. 1 to the Change of Control Agreement By and Between Beverly Bank, Beverly Financial, Inc. and Stephen J. Britton to be executed and the Officer has hereunto set his hand, all on the dates set forth below.

OFFICER

By:
Date		Stephen J. Britton

BEVERLY BANK

By:
Date		Duly Authorized Officer of Beverly Bank

BEVERLY FINANCIAL, MHC

By:
Date		Duly Authorized Officer of Beverly Financial, MHC